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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         ______________________________

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                             BANKAMERICA CAPITAL IV
             (Exact Name of Registrant as Specified in Its Charter)

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
             Delaware                                                                                94-6702050
(State of Incorporation or Organization)                                                 (I.R.S. Employer Identification No.)

          c/o BankAmerica Corporation
          555 California Street
          San Francisco, California
          (Address of Principal Executive Offices)                                                      94104
                                                                                                      (Zip Code)

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                         ______________________________
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
If this form relates to the registration of a            If this form relates to the registration
class of debt securities and is effective upon           of a class of debt securities and is to
filing pursuant to General Instruction A(c)(1)           become effective simultaneously with the
please check the following box.        [X]               effectiveness of a concurrent registration
                                                         statement under the Securities Act of 1933
                                                         pursuant to General Instruction A(c)(2)
                                                         please check the following box.       [_]
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Securities to be registered pursuant to Section 12(b) of the Act:

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

   Title of Each Class                                   Name of Each Exchange on Which
   to be so Registered                                   Each Class is to be Registered
   -------------------                                   ------------------------------

7% Trust Originated Preferred Securities,                    New York Stock Exchange
               Series 4
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       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement on Form 8-A (this "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of 14,000,000 shares of 7% Trust Originated Preferred Securities, Series 4 (the "Preferred Securities") of BankAmerica Capital IV, a Delaware business trust ("Capital IV" or the "Registrant"). The Preferred Securities are being issued in connection with an underwritten offering. The description of the Preferred Securities to be registered hereunder is set forth under the caption "DESCRIPTION OF PREFERRED SECURITIES" in the Registration Statement on Form S-3 (Nos. 333-15559 and 333-15559-01 through -08) filed with the Commission on November 5, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on December 4, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement on Form S-3"), and is incorporated herein by reference.

          The form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS.

          The Preferred Securities are to be listed on the New York Stock Exchange, on which no other securities of the Registrant are listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the New York Stock Exchange.

       1. The Registration Statement on Form S-3.

       2. The Certificate of Trust of Capital IV, dated as of November 4, 1996, as filed in the office of the Secretary of State of the State of Delaware on November 4, 1996.

       3. The Trust Agreement, dated as of November 4, 1996, among BankAmerica Corporation ("BAC"), as Depositor, and the trustee of Capital IV named therein.

       4. The Amended and Restated Trust Agreement, dated as of February 24, 1998, among BAC, as Depositor, the trustees of Capital IV named therein, and the holders, from time to time, of undivided beneficial interests in the assets of Capital IV (the "Amended and Restated Trust Agreement").

       5. The form of Guarantee Agreement executed and delivered by BAC for the benefit of the holders, from time to time, of the Preferred Securities.

       6. The form of Junior Subordinated Indenture between BAC and the trustee named therein pursuant to which BAC will issue Junior Subordinated Deferrable Interest Debentures, Series 4.

       7. The form of Preferred Security Certificate (included as Exhibit D to the Amended and Restated Trust Agreement).

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SIGNATURE
---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

February 23, 1998

                              BANKAMERICA CAPITAL IV

                              By:  BankAmerica Corporation,
                                    as Depositor


                              By:       /s/ Shaun M. Maguire
                                  --------------------------------------
                              Name:         Shaun M. Maguire
                              Title:    Senior Vice President and
                                          Assistant Treasurer

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